SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 1

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 28, 2004

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street

Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Explanatory Note

We are filing this Form 8-K/A to amend and supplement information contained in the press release filed as Exhibit 99.1 on Form 8-K originally dated January 28, 2004, as filed with the SEC on January 29, 2004, regarding the matter addressed below.  Additionally, this Form 8-K/A does not purport to provide a general update or discussion of any other developments subsequent to the original filing.  The filing of this Form 8-K/A shall not be deemed to be an admission that the original filing, when made, included any untrue statement of material fact, or omitted to state a material fact necessary to make a statement contained therein not misleading.

The specific reason for this amendment is:

On January 28, 2004 Tenet Healthcare Corporation issued a press release announcing a major restructuring of its operations designed to focus its financial and management resources on 69 acute care hospitals in 13 states and create a stronger company with enhanced potential for long-term growth.

A list of the 69 hospitals included in the press release should have included the number of licensed beds (rather than acute beds) for each of the 69 hospitals at December 31, 2003.  The same press release also contained a list of 27 hospitals earmarked for divestiture, as well as the number of licensed beds for each of the 27 hospitals.

For clarity and to make the two lists consistent, the company has amended the press release to show the number of licensed beds for each of the 69 hospitals at December 31, 2003.

ITEM 12.                Tenet Announces Major Restructuring of Operations

On January 28, 2004 Tenet Healthcare Corporation issued a press release announcing a major restructuring of its operations designed to focus its financial and management resources on 69 acute care hospitals in 13 states and create a stronger company with enhanced potential for long-term growth.  To achieve this objective, the company will seek buyers for 27 hospitals, including 19 in California and eight others in Louisiana, Massachusetts, Missouri and Texas.  The press release is attached as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date:  February 26, 2004

EXHIBIT INDEX

99.1	Amended Press Release originally issued on January 28, 2004.